Exhibit 99.1

Analog Devices Reports Record Revenue and Earnings for the Second Quarter Fiscal 2021

•Revenue of $1.66 billion increased 26% year-over-year with record revenue in the Industrial and Automotive markets
•Operating cash flow of $2.4 billion and free cash flow of $2.2 billion, or 36% of revenue, on a trailing twelve months basis
•Returned over $440 million to shareholders through dividends and share repurchases in the quarter
•Received European Union, Korea, Taiwan, Japan, and Singapore approvals for the Maxim Integrated acquisition and on track to close this summer

WILMINGTON, Mass.--(BUSINESS WIRE)--May 19, 2021--Analog Devices, Inc. (Nasdaq: ADI), a leading global semiconductor company, today announced financial results for its second quarter of fiscal 2021, which ended May 1, 2021.

“ADI delivered record quarterly results that exceeded the high end of our outlook, reflecting the insatiable demand for our products and disciplined operational execution. Revenue increased 26% and gross and operating margins continued to expand, leading to earnings growth of 43%,” said Vincent Roche, President and CEO. “The economic recovery has materialized faster and stronger than initially anticipated, increasing pressure across supply chains globally. Our decision to strategically invest in additional capacity ahead of this demand inflection has enabled us to move with speed and agility to better serve our customers. These investments combined with continued momentum in bookings give us confidence that our second half will be stronger than the first half.”

Roche added, “Semiconductors are the bedrock of the modern digital economy and their importance to accelerating digitalization across all industries has never been more apparent. Our cadre of talented employees continues to push the edge of what is possible and deliver maximum customer impact. I am more optimistic than ever about ADI’s position in this reordered world as we create long-term value for all stakeholders.”

Performance for the Second Quarter of Fiscal 2021

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	May 1, 2021	May 2, 2020	Change
Revenue	$1,661	$1,317	26%
Gross margin	$1,137	$847	34%
Gross margin percentage	68.4%	64.3%	410 bps
Operating income	$520	$344	51%
Operating margin	31.3%	26.1%	520 bps
Diluted earnings per share	$1.14	$0.72	58%

Adjusted Results
Adjusted gross margin	$1,177	$891	32%
Adjusted gross margin percentage	70.9%	67.7%	320 bps
Adjusted operating income	$694	$501	39%
Adjusted operating margin	41.7%	38.0%	370 bps
Adjusted diluted earnings per share	$1.54	$1.08	43%

		Three Months Ended	Trailing Twelve Months
Cash Generation		May 1, 2021	May 1, 2021
Net cash provided by operating activities		$736	$2,394
% of revenue		44%	39%
Capital expenditures		$(59)	$(177)
Free cash flow		$677	$2,217
% of revenue		41%	36%

		Three Months Ended	Trailing Twelve Months
Cash Return		May 1, 2021	May 1, 2021
Dividend paid		$(254)	$(942)
Stock repurchases		(189)	(371)
Total cash returned		$(443)	$(1,313)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Third Quarter of Fiscal Year 2021

For the third quarter of fiscal 2021, we are forecasting revenue of $1.7 billion, +/- $70 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 32.9%, +/-140 bps, and adjusted operating margin of approximately 42.5%, +/-100 bps. We are planning for reported EPS to be $1.23, +/-$0.11, and adjusted EPS to be $1.61, +/-$0.11.

Our third quarter fiscal 2021 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.69 per outstanding share of common stock. The dividend will be paid on June 8, 2021 to all shareholders of record at the close of business on May 28, 2021.

Conference Call Scheduled for Today, Wednesday, May 19, 2021 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2021 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560, or 706-634-7193 for international calls, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 2534357, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items5 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; charitable foundation contribution4; and tax related items5 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology

Corporation (Linear) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
5Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax benefit/provision effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global semiconductor company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our proposed acquisition of Maxim Integrated Products, Inc. (“Maxim”); the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our or Maxim’s estimates of our respective expected tax rates based on current tax law; our ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that we or Maxim will be unable to retain and hire key personnel; the risk associated with the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of our common stock; the diversion of management time on transaction-related matters; our ability to successfully integrate acquired businesses and technologies; and the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Revenue	$1,661,407	$1,317,060	$3,219,865	$2,620,625
Cost of sales	524,770	470,386	1,037,857	925,809
Gross margin	1,136,637	846,674	2,182,008	1,694,816
Operating expenses:
Research and development	302,238	252,413	590,388	509,486
Selling, marketing, general and administrative	206,612	141,775	391,887	341,055
Amortization of intangibles	107,786	107,146	215,434	214,371
Special charges	311	1,320	749	12,456
Total operating expenses	616,947	502,654	1,198,458	1,077,368
Operating income	519,690	344,020	983,550	617,448
Nonoperating expense (income):
Interest expense	43,066	49,985	85,545	98,798
Interest income	(290)	(1,334)	(499)	(3,274)
Other, net	929	308	(14,099)	646
	43,705	48,959	70,947	96,170
Income before income taxes	475,985	295,061	912,603	521,278
Provision for income taxes	53,080	27,365	101,179	49,708
Net income	$422,905	$267,696	$811,424	$471,570

Shares used to compute earnings per common share - basic	368,823	368,217	369,013	368,229
Shares used to compute earnings per common share - diluted	372,418	371,305	372,762	371,784

Basic earnings per common share	$1.15	$0.73	$2.20	$1.28
Diluted earnings per common share	$1.14	$0.72	$2.18	$1.27

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	May 1, 2021	Oct. 31, 2020
Cash & cash equivalents	$1,305,216	$1,055,860
Accounts receivable	814,135	737,536
Inventories	641,202	608,260
Other current assets	142,247	116,032
Total current assets	2,902,800	2,517,688
Net property, plant and equipment	1,160,586	1,120,561
Other investments	94,033	86,729
Goodwill	12,282,465	12,278,425
Intangible assets, net	3,393,546	3,650,280
Deferred tax assets	1,448,018	1,503,064
Other assets	306,769	311,856
Total assets	$21,588,217	$21,468,603

Other current liabilities	$1,452,378	$1,364,986
Debt, current	1,324,451	—
Long-term debt	3,823,595	5,145,102
Deferred income taxes	1,833,520	1,919,595
Other non-current liabilities	987,169	1,040,975
Shareholders' equity	12,167,104	11,997,945
Total liabilities & equity	$21,588,217	$21,468,603

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Cash flows from operating activities:
Net income	$422,905	$267,696	$811,424	$471,570
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	52,466	59,261	108,775	119,124
Amortization of intangibles	145,701	144,051	290,745	288,120
Stock-based compensation expense	40,358	35,900	76,996	73,401
Deferred income taxes	(21,017)	(21,408)	(48,292)	(35,390)
Non-cash contribution to charitable foundation	—	—	—	40,000
Other non-cash activity	2,431	1,469	(12,122)	3,801
Changes in operating assets and liabilities	93,517	(57,928)	(63,223)	(181,937)
Total adjustments	313,456	161,345	352,879	307,119
Net cash provided by operating activities	736,361	429,041	1,164,303	778,689
Percent of revenue	44%	33%	36%	30%
Cash flows from investing activities:
Proceeds from other investments	—	—	18,566	—
Additions to property, plant and equipment	(59,170)	(60,161)	(126,558)	(115,000)
Cash paid for asset acquisition	—	—	(22,522)	—
Payments for acquisitions, net of cash acquired	—	—	(2,428)	—
Changes in other assets	(1,526)	(1,391)	(2,826)	(1,284)
Net cash used for investing activities	(60,696)	(61,552)	(135,768)	(116,284)

Cash flows from financing activities:
Proceeds from debt	—	395,646	—	395,646
Payments on revolver	—	(350,000)	—	(350,000)
Proceeds from revolver	—	350,000	—	350,000
Debt repayments	—	(300,000)	—	(300,000)
Dividend payments to shareholders	(254,429)	(228,600)	(483,608)	(427,760)
Repurchase of common stock	(188,814)	(113,584)	(345,871)	(219,614)
Proceeds from employee stock plans	23,752	14,784	43,672	30,897
Changes in other financing activities	(94)	(3,956)	2,399	(4,451)
Net cash used for financing activities	(419,585)	(235,710)	(783,408)	(525,282)
Effect of exchange rate changes on cash	1,073	(1,250)	4,229	(508)

Net increase in cash and cash equivalents	257,153	130,529	249,356	136,615
Cash and cash equivalents at beginning of period	1,048,063	654,408	1,055,860	648,322
Cash and cash equivalents at end of period	$1,305,216	$784,937	$1,305,216	$784,937

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 1, 2021			May 2, 2020
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$972,177	59%	36%	$716,364	54%
Communications	276,960	17%	—%	276,575	21%
Automotive	257,586	16%	42%	181,211	14%
Consumer	154,684	9%	8%	142,910	11%
Total revenue	$1,661,407	100%	26%	$1,317,060	100%

	Six Months Ended
	May 1, 2021			May 2, 2020
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,828,140	57%	30%	$1,405,224	54%
Communications	557,786	17%	8%	517,872	20%
Automotive	503,501	16%	30%	386,618	15%
Consumer	330,438	10%	6%	310,911	12%
Total revenue	$3,219,865	100%	23%	$2,620,625	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020

Gross margin	$1,136,637	$846,674	$2,182,008	$1,694,816
Gross margin percentage	68.4%	64.3%	67.8%	64.7%
Acquisition related expenses	40,711	44,395	85,709	89,411
Adjusted gross margin	$1,177,348	$891,069	$2,267,717	$1,784,227
Adjusted gross margin percentage	70.9%	67.7%	70.4%	68.1%

Operating expenses	$616,947	$502,654	$1,198,458	$1,077,368
Percent of revenue	37.1%	38.2%	37.2%	41.1%
Acquisition related expenses	(109,903)	(111,057)	(220,203)	(222,838)
Acquisition related transaction costs	(23,008)	—	(38,244)	—
Charitable foundation contribution	—	—	—	(40,000)
Restructuring related expense	(311)	(1,320)	(749)	(12,456)
Adjusted operating expenses	$483,725	$390,277	$939,262	$802,074
Adjusted operating expenses percentage	29.1%	29.6%	29.2%	30.6%

Operating income	$519,690	$344,020	$983,550	$617,448
Operating margin	31.3%	26.1%	30.5%	23.6%
Acquisition related expenses	150,614	155,452	305,912	312,249
Acquisition related transaction costs	23,008	—	38,244	—
Charitable foundation contribution	—	—	—	40,000
Restructuring related expense	311	1,320	749	12,456
Adjusted operating income	$693,623	$500,792	$1,328,455	$982,153
Adjusted operating margin	41.7%	38.0%	41.3%	37.5%

Provision for income taxes	$53,080	$27,365	$101,179	$49,708
Tax related items	22,983	21,867	45,780	50,147
Adjusted provision for income taxes	$76,063	$49,232	$146,959	$99,855

Income before income taxes	475,985	295,061	912,603	521,278
Effective tax rate	11.2%	9.3%	11.1%	9.5%
Acquisition related expenses	150,614	155,452	305,912	312,249
Acquisition related transaction costs	23,008	—	38,244	—
Charitable foundation contribution	—	—	—	40,000
Restructuring related expense	311	1,320	749	12,456
Adjusted income before income taxes	$649,918	$451,833	$1,257,508	$885,983
Adjusted tax rate	11.7%	10.9%	11.7%	11.3%

Diluted EPS	$1.14	$0.72	$2.18	$1.27
Acquisition related expenses	0.40	0.42	0.82	0.84
Acquisition related transaction costs	0.06	—	0.10	—
Charitable foundation contribution	—	—	—	0.11
Restructuring related expense	0.00	0.00	0.00	0.03
Tax related items	(0.06)	(0.06)	(0.12)	(0.13)
Adjusted diluted EPS*	$1.54	$1.08	$2.98	$2.11
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	May 1, 2021	May 1, 2021	Jan. 30, 2021	Oct 31, 2021	Aug. 1, 2020
Revenue	$6,202,296	$1,661,407	$1,558,458	$1,526,295	$1,456,136
Net cash provided by operating activities	$2,394,100	$736,361	$427,941	$672,598	$557,200
% of Revenue	39%	44%	27%	44%	38%
Capital expenditures	$(177,250)	$(59,170)	$(67,388)	$(29,888)	$(20,804)
Free cash flow	$2,216,850	$677,191	$360,553	$642,710	$536,396
% of Revenue	36%	41%	23%	42%	37%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending July 31, 2021
	Reported	Adjusted
Revenue	$1.7 Billion	$1.7 Billion
	(+/- $70 Million)	(+/- $70 Million)
Operating margin	32.9%	42.5% (1)
	(+/-140 bps)	(+/-100 bps)
Nonoperating expense	~ $43 Million	~ $43 Million
Tax rate	11% to 13%	11% to 13% (2)
Earnings per share	$1.23	$1.61 (3)
	(+/- $0.11)	(+/- $0.11)

(1) Includes $163 million of adjustments related to acquisition related expenses and acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release. This excludes acquisition related transaction costs that are contingent upon closing of the proposed Maxim Integrated Products, Inc. acquisition as we cannot reasonably predict the timing of this transaction.
(2) Includes $23 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.38 of adjustments related to the net impact of $0.44 of acquisition related expenses and acquisition related transaction costs, as well as $0.06 of tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

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917-826-3804
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917-860-0356
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